Exhibit 99.1

Leading the Way in Electricity SM

Business Update

November-December 2007

November 23, 2007 EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, earnings, asset and rate base growth, load growth, capital investments, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s 2006 Form 10-K and subsequent reports filed with the Securities and Exchange Commission and available on our website: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

November 23, 2007 1 EDISON INTERNATIONAL®

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Strategic Overview

November 23, 2007 2 EDISON INTERNATIONAL®

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Edison International Value Drivers

EIX Integrated Platform

SCE Value Drivers

Strong customer and load growth

Tight system reserve margins keep focus on power procurement

Energy Efficiency programs represent a new earnings opportunity

Proposed $17.6 billion, 5-year capital investment plan1

53%—Expand and strengthen distribution system

25%—New transmission for system reliability and renewables

15%—San Onofre steam generators and small generation units (“Peakers”)

7%—Edison SmartConnectTM metering program

Strengthened regulatory framework

Three-year forward rate-setting

Cost of capital

Procurement cost recovery mechanisms

Financial performance

Earning assets expected to grow 12%+ annually from 2006—2011

EMG Value Drivers

Low-cost coal generation portfolio

Adjusted EBITDA exceeds $1 billion annually2

Favorable capacity market trends

Operational and marketing/trading capabilities

Focus on optimizing merchant margins

Experienced/value-added trading capability

Debt refinanced at attractive terms

Effective allocation of cash

New generation investments

Hedging collateral

Phased environmental compliance

Diversify and grow the generation portfolio

Focus on development of non-coal projects with long-term contracts, regional diversity

Emphasize renewables, natural gas, IGCC

1 Subject to timely receipt of permitting, licensing and regulatory approvals. See SCE Growth Driver-Investment slides for further information.

2 See Edison Mission Group – adjusted EBITDA in appendix for reconciliation to net income. 2007 adjusted EBITDA calculation based on mid-point of EMG guidance range.

November 23, 2007 3 EDISON INTERNATIONAL®

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Our Business Portfolio

Edison International

Revenue1 $12.6 Operating Cash Flow1 $3.6 Generation Capacity (MW) 14,799 Market Capitalization $18.5

Southern California Edison

Revenue $10.3 Operating Cash Flow $2.6 Generation Capacity (MW) 5,299 Population Served (MM) 13+

Edison Mission Group

Revenue $2.3 Operating Cash Flow $1.2 Generation Capacity (MW) 9,500 Wind Pipeline (MW) ~ 3,000

1	Reflects inter-company eliminations.

Note: Financial data is for the year ended December 31, 2006; capacity and wind pipeline data is as of September 30, 2007, and market capitalization is as of October 26, 2007. Dollar amounts in billions, population served in millions. Edison Mission Group includes Edison Mission Energy and Edison Capital.

November 23, 2007 4 EDISON INTERNATIONAL®

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Our Value Proposition

Strong utility platform with earning assets targeted for 12%+ annual growth

Competitive generation business with low-cost coal portfolio and solid development pipeline

Visible earnings and cash flow growth Valuable business position

Increasing capacity values for coal-fired assets

Attractive and sustainable growth investment opportunities Earnings growth and financial flexibility support dividend growth

November 23, 2007 5 EDISON INTERNATIONAL®

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Growth Strategies

Southern California Edison

Driven principally by rate base investment growth

Investments emphasize:

Transmission – system reliability, renewables mandates

Distribution – system reliability, demand growth

Generation – meeting peak system demand, demand growth and system reliability

Energy efficiency – e.g. Edison SmartConnectTM advanced metering system

Edison Mission Group

Optimize business financial performance

Investments diversify portfolio and emphasize:

Renewables led by significant wind development pipeline of ~3,000 MW

Gas-fired generation

Advanced fossil fuel technologies

November 23, 2007 6 EDISON INTERNATIONAL®

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Financial Strategies

Funding Growth Investments

Southern California Edison

Operating cash flow and financing

Edison Mission Energy

Cash on hand, operating cash flow, project debt

Focus on organic growth

Credit Objectives1

Southern California Edison

A rating metrics (current: S&P BBB, Fitch A, Moody’s A3)

Edison Mission Energy

BB rating metrics (current: S&P & Fitch BB-, Moody’s B1)

Dividend Policy

Targeting annual dividend increases

Dividend increases balanced with growth investments Parent financing capacity supports financial strategies SCE and Edison Capital cash flows fund dividend given EMG growth opportunities

1	Senior unsecured credit ratings shown.

November 23, 2007 7 EDISON INTERNATIONAL®

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Earnings Guidance

Reconciliation of Core Earnings Guidance to Total Earnings Guidance

2007 Guidance

reaffirmed as

Core EPS1 of 11/02/07

Southern California Edison $ 1.97—$ 2.07

Edison Mission Group 1.40—1.65

EIX parent company and other (0.13)

EIX core earnings per share $ 3.24—$ 3.59

Non-Core Items2

Southern California Edison 0.10

Edison Mission Group (0.44)

Total Non-Core Items (0.34)

EIX basic earnings per common share $ 2.90—$ 3.25

1 See use of Non-GAAP Financial Measures in appendix. The impact of participating securities is included in EIX parent company earnings (loss) and is ($0.04).

2 2007 non-core items reflect refinancing costs of $(0.45) and $0.01 per share from discontinued operations for EMG, and a tax benefit of $0.10 per share for SCE.

November 23, 2007 8 EDISON INTERNATIONAL®

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Southern California Edison (SCE)

An Investor-Owned Electric Utility

November 23, 2007 9 EDISON INTERNATIONAL®

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SCE Value Driver – System Growth

SCE Growth1

New Meter Connections

87,708 90,000 83,979

77,437 75,626 80,000 73,204 70,000 63,463 60,000

50,000

2002 2003 2004 2005 2006 2007

Forecast

Peak Demand

MW

26,000 22,000 18,000 14,000 10,000

22,889 23,303 21,934 20,136 20,762 18,821

2002 2003 2004 2005 2006 2007

SCE’s service territory has

4 of the 10 fastest growing counties in the nation2

5 of the 25 fastest growing cities in the nation3 New meter connections

Expect to be 75,626 in 2007

385,791 meters added in the past 5 years Home remodeling and population gains in high-temperature regions contribute to growth Peak Demand

August 2007 demand peak 23,303 MW 6.2% growth from 2005 peak 12.2% higher than 2004 peak

Strong customer and load growth keeps statewide focus on the need to expand and strengthen the utility infrastructure

1	2007 figures projected for full-year.

2 LA, Riverside, San Bernardino and Orange counties. US Census Bureau data, in terms of population increase between 2000 and 2005.

3 Moreno Valley, Rancho Cucamonga, Irvine, Lancaster and Fontana. US Census Bureau data, in terms of population percentage increase between 2004 and 2005.

November 23, 2007 10 EDISON INTERNATIONAL®

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SCE Value Driver – Renewable Power Procurement

State law requires SCE to increase its procurement of renewables by at least 1% of its annual retail sales per year, so that 20% of such sales are procured from renewables by the end of 20101 SCE’s current renewable portfolio (2006 data)

Renewable resources ~13 billion kWh

Represents ~17% of customer power deliveries SCE’s 2010 renewable resources target ~16 billion kWh Completed four renewable power solicitations to date; 2007 solicitation to be finalized by 2Q 08

SCE – the nation’s leading renewable energy purchaser in 2006

Agreement with Alta Windpower Development LLC

Secures at least 1,500 MW of power, more than doubling SCE’s wind portfolio

The wind project, when completed, will be twice the size of the largest wind project in the U.S.

Projects to be built in Tehachapi, California

Expanded Geothermal Agreement with Calpine

SCE expanded agreement to purchase 225 MW of geothermal energy for 10 years

SCE entered into a new agreement for 714 MW of non-renewable capacity for 2008 – 2011

1 CPUC allows for “cumulative deficit banking” which would enable SCE to carry forward and accumulate annual deficits until the deficit has been satisfied at a later time through actual deliveries of eligible renewable energy.

November 23, 2007 11 EDISON INTERNATIONAL®

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SCE Value Driver – Conventional Power Procurement

All-Source RFO

Contracts totaling up to 3,450 MW were executed in January 2007 Contracts cover 2007 – 2011 and include energy and capacity

New all-source RFO was launched in July 2007 and closed in October 2007

Contracts totaling up to 3,250 MW executed covering 2009 – 2013

New Generation RFO

Solicited up to 1,500 MW of new IPP generation –1,205 MW has been awarded

Summer 2007 Track

NRG received a 10-year PPA to provide 260 MW Project in-service in August 2007

Fast Track

On-line by August 2010

Blythe Energy and Competitive Power Ventures each received 10-year PPAs for 490 and 455 MW, respectively CPUC decision pending

Standard Track

On-line by August 2013 Shortlist notification June 2007

Notification of successful offers in January 2008

In December 2007 the CPUC is expected to determine if additional procurement may be necessary in its upcoming Long-Term Procurement Plan decision

CPUC has provided cost recovery assurance

November 23, 2007 12 EDISON INTERNATIONAL®

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SCE Growth Driver – Investment

Proposed Five-Year Capital Spending Plan $ Billions $5 $4 $3 $2 $1 $0 $4.4 $4.3 $3.9

$2.7 $2.3

2007 2008 2009 2010 2011

Forecast by Classification

$ %

Edison SmartConnectTM 1.2 7

Generation 2.7 15

Transmission 4.3 25

Distribution 9.4 53

Total1 17.6 100

Current Forecast by Proceeding

$ %

CPUC Rate Cases 11.3 64

CPUC Project Specific 2.0 11

FERC Rate Cases 4.3 25

Total1 17.6 100

Five-year spending plan emphasizes infrastructure replacement, renewables transmission, demand growth and energy efficiency (e.g. Edison SmartConnectTM)

1 Subject to timely receipt of permitting, licensing and regulatory approvals. Forecast is as of November 2007 and includes $682 million of capital spending for DPV2, the majority of which is expected to occur in 2009 and 2010. The Arizona Corporation Commission (ACC) denied approval of the DPV2 project. The denial has resulted in a minimum two-year delay of the project. SCE is evaluating its options for the project.

November 23, 2007 13 EDISON INTERNATIONAL®

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SCE Growth Driver – Investment

Forecast SCE Rate Base 2006-20111 $ Billions $21 $18 $15 $12 $9 $6 $3 $0 $11.7 $12.6 $10.9 $15.1 $17.8 $20.5

12+% Compound Annual Growth Rate

2006 2007 2008 2009 2010 2011

Approved Future Regulatory Proceedings

Rate base growth provides foundation for strong SCE earnings and cash flow growth while meeting customer service and infrastructure objectives

1 Includes impact of 2006 CPUC and 2006 FERC GRC decisions and forecasted rate base for FERC (2007-2011) and CPUC (2009-2011) which are subject to timely receipt of permitting, licensing and regulatory approvals; however excludes the impact of the November 15, 2007 FERC incentives decision allowing construction work-in-process (CWIP) recovery in rate base. Forecast is as of November 2007 and includes $682 million of capital spending for DPV2, the majority of which is expected to occur in 2009 and 2010. The Arizona Corporation Commission (ACC) denied approval of the DPV2 project. The denial has resulted in a minimum two-year delay of the project. SCE is evaluating its options for the project.

November 23, 2007 14 EDISON INTERNATIONAL®

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SCE Value Driver – Capital Investment

- Tehachapi transmission line to interconnect up to 4,500 MW of generation
- New transmission needed to strengthen system reliability and access economical power


NEVADA
CALIFORNIA
ARIZONA
Midway (PG&E)
Tehachapi
Windhub
SCE Service Territory
Las Vegas
Eldorado
Antelope
Palmdale
Lugo
Vincent
Mohave
Santa Clara
Pardee
Rancho Vista
Mira Loma
Devers
Serrano
Palm Springs
Phoenix
Valley
Santa Ana
Palo Verde
Los Angeles
San Diego
Existing 500kV
DPV2 & Rancho Vista 500kV
Tehachapi Segments 1-3 500kV
Tehachapi Segments 4-11 500kV

Project Name	Phase	In-Service	2007-2011 ($ Millions)[1]
Renewables			
Tehachapi Segments 1 - 3	Construction	2008 - 2009	271
Tehachapi Segments 4 - 11	Licensing	2011 - 2013	1,404
Other Renewable Projects	Licensing	Various	455
Total Renewables			**2,130**
Reliability			
Rancho Vista Substation	Construction	2009	233
Other Reliability Projects	Various	Various	1,216
Total Reliability			**1,449**
Economics			
DPV2	Licensing[2]	2011	**682**
GRAND TOTAL			**4,261**

SCE leadership in new transmission to support system reliability and renewable energy

1 Subject to timely receipt of permitting, licensing and regulatory approvals. Forecast is as of November 2007.
2 CAISO, CPUC, USFWS and Arizona Siting Commission approvals received. The Arizona Corporation Commission (ACC) denied approval of the DPV2 project. The denial has resulted in a minimum two-year delay of the project. SCE is evaluating its options for the project.

November 23, 2007 15 EDISON INTERNATIONAL®

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SCE Value Driver – Capital Investment

Five “Black Start” Peakers

Initiated in August 2006 at the CPUC’s request

Capital investment forecast at approx. $300 million – $279 million spent or firmly committed through September 30, 2007

Four of five units placed on-line in August

Oxnard peaker permit denied by the City; SCE is appealing to Coastal Commission and expects a decision in 1Q 08

San Onofre Nuclear Generation Station

2,150 MW total (SCE share 78.21%) Unit 2 SGR in service 2010 Unit 3 SGR in service 2011

November 23, 2007 16 EDISON INTERNATIONAL®

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SCE Value Driver – Edison SmartConnectTM

2005 2006 2007 2008 2009 2010 2011 2012

Current Pre-Deployment

Design Phase Deployment Phase

Schedule1 Phase

Schedule

Pre-deployment, which began in January 2007, includes field testing with about 3,000 homes under the $45 million Phase II CPUC authorization granted in July 2007

Phase III application filed July 2007 to deploy to 5.3 million residential and small commercial customers between 2008 – 2012; total cost estimate $1.7 billion, of which $1.3 billion is capital cost to be included in rate base1

Edison SmartConnectTM has the potential to reduce peak power consumption by as much as 1,000 MW and reduce GHG emissions by 365,000 metric tons per year

Vendor Candidates

eMeter to provide the meter data management system to support customer billing, energy information and utility operations Corix Utilities selected to provide meter installation services IBM will serve as the system integrator for Edison SmartConnectTM, managing the development and integration for the network management and meter data management system Communications Candidates: Cellnet, Itron Meter 1 Candidates: Itron, Landis + Gyr Meter 2 procurement in progress

SCE leadership in advanced metering infrastructure

1	Subject to CPUC approval.

November 23, 2007 17 EDISON INTERNATIONAL®

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SCE Value Driver – Energy Efficiency

Our Goal

Continue to strengthen our commitment to creating and improving energy efficiency (EE) in an environmentally responsible manner by supporting the strong regulatory framework in California where energy efficiency programs can thrive, and creating joint alliances with utilities and other select organizations

Our Past Accomplishments

During the past 5 years, SCE has led the nation in energy-efficiency savings

More than 4B in kWh savings – enough energy to power 500K homes for an entire year

Reduction in greenhouse gas emissions by > 2M tons – the equivalent of taking 250K cars off the road

SCE has been nationally recognized by the U.S. EPA six times

SCE has consistently offered a wide array of energy efficiency and demand response programs, providing financial incentives and/or other benefits for saving energy and shifting usage from on-peak periods

Our Current Achievements

SCE, along with 7 other utilities, recently announced their commitment to invest in energy efficiency and to seek regulatory actions to –

Increase total investment by $500M to $1.5B annually1

Reduce carbon dioxide emissions by an estimated 30M tons by 20161, the equivalent of removing 6M cars from the road, and avoiding the need for fifty 500-MW peaking power plants

Create a national institute within EEI to develop regulatory models and to foster support in the power sector

Recent Developments

On September 20, the CPUC adopted an Energy Efficiency Risk/Reward Incentive Mechanism for two three-year periods: 2006 – 2008 & 2009 – 2011 (CPUC Decision No. D.0709043)

1	Represents cumulative amount of all eight utilities.

November 23, 2007 18 EDISON INTERNATIONAL®

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SCE Energy Efficiency Program Incentives

Under the final decision, SCE would be eligible to receive incentives based on meeting certain targets for savings, measured in terms of kilowatt hours and kilowatts

The CPUC set a cumulative three-year energy efficiency savings goal for each utility for the 2006–2008 program cycle. SCE expects to achieve the following stated CPUC targets for its customers in the three-year period:

3.1 billion kilowatt-hours of energy savings; 687 megawatts of demand reduction

More than $2 billion in gross benefits and nearly $1.2 billion in net benefits, after costs

Incentives are provided in a range of 9% of net customer benefits for achieving between 85% and 100% of energy efficiency targets and 12% for achieving 100% or more of the targets. Should SCE fall below 65 percent of the CPUC goals, shareholders would incur penalties

Both incentives and penalties are capped at $200 million for the three-year period

If SCE achieves its energy efficiency and net benefit goals of approximately $1.2 billion, the three-year pre-tax earnings opportunity would be approximately $146 million

November 23, 2007 19 EDISON INTERNATIONAL®

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Constructive Regulatory Environment

Rate Base

General Rate Case (GRC) provides three-year forward looking rate-setting mechanism based on forecast spending; affirmed twice

2006 GRC Decision approved majority of capital requests and operating expenses; resulted in increased depreciation providing annual cash flow of about $1 billion for 2006–2008

SCE filed its 2009-2011 GRC with the CPUC on November 19, 2007

Requests a utility revenue increase in 2009 of about 6.2% above 2007 rates, or $726 million.

Target final decision on December 8, 2008, with new rates effective January 1, 2009

Investors’ Return

11.6% return on common equity (ROCE) approved through 2007; 11.8% requested for 2008

11.4% ROCE approved in proposed ALJ decision, November 6, 2007 (subject to CPUC final decision)

Energy Efficiency

CPUC adopted mechanism allows for incentives and penalties capped at $200 million for two three-year periods: 2006–2008 & 2009–2011

Procurement Cost

Energy Resources Recovery Account (ERRA) and related Trigger Mechanism provides timely recovery of procurement costs and mitigates energy price exposure

Customer Rates

Increases in base rates

(i.e. GRC) expected as the result of rate base growth. Total customer rates, however, not expected to increase appreciably due to reduction in natural gas prices

California’s regulatory framework has been strengthened to support growth and reliability needs, and mitigate risks of volatile commodity prices

November 23, 2007 20 EDISON INTERNATIONAL®

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Edison Mission Group (EMG)

A Competitive Power Generation Company

November 23, 2007 21 EDISON INTERNATIONAL®

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EMG – Business and Wind Growth Platforms

Washington
- Natural Gas 70 MW

California
- Natural Gas 964 MW

Nebraska
- Wind (Pipeline) 80 MW

Wyoming
- Wind (UC) 141 MW

Utah
- Wind (Pipeline) 89 MW

Oklahoma
- Wind (UC) 95 MW
- Wind (Pipeline) 300 MW

Nevada
- Wind (Pipeline) 315 MW

New Mexico
- Wind 90 MW
- Wind (Pipeline) 160 MW

Texas
- Wind 161 MW
- Wind (UC) 150 MW
- Wind (Pipeline) 480 MW

Iowa
- Wind 145 MW
- Wind (Pipeline) 200 MW

Minnesota
- Wind 75 MW
- Wind (UC) 70 MW
- Wind (Pipeline) 169 MW

Illinois
- Coal 5,613 MW
- Natural Gas 305 MW
- Wind (Pipeline) 420 MW

Pennsylvania
- Coal 1,884 MW
- Wind (UC) 67 MW
- Wind (Pipeline) 60 MW

Wisconsin
- Wind (Pipeline) 100 MW

Maine
- Wind (Pipeline) 54 MW

New York
- Wind (Pipeline) 130 MW

Maryland
- Wind (Pipeline) 80 MW

West Virginia
- Coal 40 MW
- Wind (Pipeline) 345 MW



Operating Platform[1]

	MW	%
Coal	7,537	79%
Natural Gas	1,339	14%
Wind	471	5%
Other	153	2%
	9,500	100%

Wind Development Pipeline[1]

	MW
Under Construction	523
Pipeline[2]	2,982
Turbines (Not Shown)	1,185

[1] Natural gas includes oil-fired; other includes Doga in Turkey (144 MW) and Huntington biomass (9 MW) which are not shown. Turbines purchased or committed to support development pipeline. Data as of September 30, 2007.

[2] Data as of September 30, 2007; owned or under exclusive agreement.

November 23, 2007 22 EDISON INTERNATIONAL®

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EMG – Key Value Drivers

Low-cost coal generation driver for strong EBITDA

EMG adjusted EBITDA in excess of $1 billion for last two years, also forecasted for 20071

Strong operational and marketing/trading capabilities

Effective management of fuel, transportation, and emissions to protect gross margin

More efficient and expanding market/hedging opportunities

Experienced/value-adding trading business

Long-term environmental plan for Midwest Generation

Financial flexibility

EMG liquidity2 – approximately $2.5 billion as of September 30, 2007

Recent financing eliminates near-term maturities and high interest rate notes

Expansion and diversification goals

Larger scale and operational efficiencies

Greater diversification of generation technology and fuel type

Bias towards development, contract vs. merchant, low emission-technologies

Focus areas – renewables, natural gas, IGCC

1 See Edison Mission Group adjusted EBITDA in appendix for reconciliation to net income; 2007 adjusted EBITDA calculation based on mid-point of EMG guidance range.

2	See EMG liquidity profile.

November 23, 2007 23 EDISON INTERNATIONAL®

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Midwest Generation – Operating Performance

YTD 07 vs. YTD 06

Generation up about 9.5%

Capacity and Load Factors increased on higher off-peak sales

Forced Outage Rate was higher due to unplanned boiler tube leaks and coal-related equipment failures

YTD YTD

Operating Statistics 07 06

Total Generation (GWh) 23,169 21,167

Equivalent Availability 78.7% 80.9%

Capacity Factor 63.0% 57.6%

Load Factor 80.1% 71.2%

Forced Outage Rate 7.0% 5.7%

All-in average realized price increased by about 9.9% per MWh YTD compared to the same period last year

All-in Average Realized Prices1 $60

$40

/MWh $ $20

$0 $54.17 $53.30 $51.03 $48.52

$40.29 $39.90 $36.91 $34.99

$13.88 $14.12 $13.40 $13.53

3Q 07 3Q 06 YTD 07 YTD 06

Average realized gross margin ($/MWh)2 Average fuel and emission costs ($/MWh)

Note: YTD through September 30.

1	Includes the price of energy, capacity, ancillary services, etc.
2	Average realized gross margin is equal to all-in average realized prices less average fuel and emission costs.

November 23, 2007 24 EDISON INTERNATIONAL®

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Homer City – Operating Performance

YTD 07 vs. YTD 06

Generation up about 12.8%

2006 Availability and Forced Outage Rates impacted by the Unit 3 transformer failure

Operating Statistics YTD 07 YTD 06

Total Generation (GWh) 10,211 9,052

Equivalent Availability 89.0% 79.4%

Capacity Factor 82.6% 73.2%

Load Factor 92.8% 92.1%

Forced Outage Rate 3.7% 16.9%

All-in average realized price increased by over 14.3% per MWh YTD compared to the same period last year

All-in average Realized Prices1

$53.60 $56.48 $49.19 $49.40

$31.12 $34.48 $26.27 $25.82

$22.48 $22.92 $22.00 $23.58

$/MWh $60 $40 $20 $0

3Q 07 3Q 06 YTD 07 YTD 06

Average realized gross margin ($/MWh)2 Average fuel and emission costs ($/MWh)

Note: YTD through September 30.

1	Includes the price of energy, capacity, ancillary services, etc.
2	Average realized gross margin is equal to all-in average realized prices less average fuel and emission costs.

November 23, 2007 25 EDISON INTERNATIONAL®

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EMG Hedge Program Status

Status at September 30, 2007	Remainder of 2007	2008	2009	2010
Midwest Generation				
Energy Only Contracts				
Megawatt hours (in GWh)	4,132	10,838	7,487	3,472
Average Price ($/MWh)	$48.18	$61.36	$62.28	$62.62
Load Requirement Services Contracts				
Estimated GWh[1]	1,862	5,613	1,632	–
Average price ($/MWh)[2]	$63.63	$64.01	$63.65	–
Total estimated GWh hedged	5,994	16,451	9,119	3,472
Coal under contract (in millions of tons)	5.0	14.6	11.7	11.7
Homer City				
Total estimated GWh hedged	1,912	7,232	3,890	1,022
Average price ($/MWh)	$64.29	$60.87	$74.88	$77.80
Coal under contract (in millions of tons)	1.4	4.4	3.5	0.2

[1] The amount of power sold is a portion of the retail load of the purchasing utility and can vary significantly with variations in that retail load. Retail load depends upon a number of factors, including the time of day and year, and the utility's number of new and continuing customers. Estimated MWh have been forecast based on historical patterns and on assumptions regarding the factors that may affect retail loads in the future. The actual load will vary from that used for the above estimate, and the amount of variation may be material.

[2] The average price per MWh, which is subject to a seasonal price adjustment, represents the sale of a bundled product that includes, but is not limited to, energy, capacity and ancillary services. Also, Midwest Generation will incur charges from PJM as a load-serving entity. Thus, the average price per MWh is not comparable to the sale of power under an energy only contract. The average price per MWh represents the sale of the bundled product based on an estimated customer load profile.

November 23, 2007 26 EDISON INTERNATIONAL®

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EMG Capacity Sales

Status at September 30, 2007	October 1, 2007 - May 31, 2008		June 1, 2008 - May 31, 2009		June 1, 2009 - May 31, 2010	
Megawatts except price per MW-day	Midwest Generation	Homer City	Midwest Generation	Homer City	Midwest Generation	Homer City [3]
INSTALLED CAPACITY	**5,918**	**1,884**	**5,918**	**1,884**	**5,918**	**1,884**
Less: Net capacity held due to load requirements services contracts,[1] and retained for outages	(2,822)	(213)	(1,755)	(173)	(589)	(214)
NET CAPACITY AVAILABLE FOR SALE	**3,096**	**1,671**	**4,163**	**1,711**	**5,329**	**1,670**
Fixed Price Capacity Sales						
· RPM Auction Process						
- Net Capacity Sold	2,596	786	3,283	820	4,614	1,670
- Price per MW-day	$ 40.80	$ 40.80	$ 111.92	$ 111.92	$ 102.04	$ 191.32
· Non-unit Specific Capacity Sales						
- Net Capacity Sold	500	—	880	—	715	—
- Price per MW-day (Net)	$ 21.31	$ —	$ 64.35	—	$ 71.46	—
Variable Capacity Sales						
· Third Party Transaction						
- Capacity	—	885	—	891	—	—
- Expected price per MW-day [2]	$ —	$ 66.72	$ —	$ 72.11	—	—
TOTAL CAPACITY SOLD	**3,096**	**1,671**	**4,163**	**1,711**	**5,329**	**1,670**
AVERAGE PRICE PER MW-DAY	**$ 37.65**	**$ 54.53**	**$ 101.86**	**$ 91.19**	**$ 97.94**	**$ 191.32**

[1] Load requirements services contracts include energy, capacity and ancillary services.

[2] Actual contract price for Homer City sale is a function of NYISO capacity auction clearing prices. Capacity price per MW-day is based on forward over-the-counter NYISO prices on September 28, 2007.

[3] Homer City was segregated out of the "rest of market" location in PJM into MAAC + APS.

November 23, 2007 27 EDISON INTERNATIONAL®

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EMG – Operational, Marketing and Trading Capabilities

Optimize forward sales opportunities

Extending hedge program

Reducing collateral requirements

RPM Auctions provide new option to sell capacity

June 1, 2009 – May 31, 2010 auction

Clearing price for MWG = $102.04/MW-day

Homer City clearing price = $191.32/MW-day

Sold net 4,614 MW of capacity from MWG and net 1,670 MW of capacity from Homer City

EMMT provides opportunistic trading revenues

Leverage knowledge gained from managing merchant coal fleet

Trading primarily transmission congestion products and electricity basis spreads

Controls on types and sizes of exposures

Allowed products and region (large majority of positions are low-risk congestion contracts)

VaR, volumetric, duration and credit limits

EMMT Trading Revenue

($ MM pre-tax)

200 150 100 50 0

2004 2005 2006 2007 YTD $195

$130 $103

$23

Edison Mission Marketing and Trading provides significant incremental income from trading activity

Note: YTD through September 30.

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EMG Growth Driver – Recapitalization

$ 2.7 billion EMG refinancing

Favorable market conditions

Enhanced financial flexibility

Moves refinancing risk past environmental spending period

Simplifies capital structure

Facilitates longer-term hedging

Expands liquidity

Tender premium and other non-core1 costs: $0.45 per share

2007 Edison Mission Energy Debt Financing $1.200 billion 7.00% Senior Notes due 2017 . $800 million 7.20% Senior Notes due 2019 $700 million 7.625% Senior Notes due 2027 .

1	See Year-to-Date Financial Results in appendix for reconciliation of core earnings to reported earnings.

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EMG – Midwest Gen Environmental Agreement

- Comprehensive agreement addresses mercury, NO_x, and SO_2 emissions
- Achieves specified emission reductions through retrofits or unit shutdowns
  - Mercury – 90% removal by 2015
  - NO_x – emissions of 0.11 lbs. per million Btus by 2011 (66% reduction)
  - SO_2 – emissions of 0.11 lbs. per million Btus by 2019, with interim step downs (78% reduction)
- Helps continue good relationships with key constituents and regulators and supports growth
  - Agreement supported by Gov. Blagojevich, City of Chicago, and several influential environmental and community groups
  - Illinois EPA assistance with IGCC and wind development, permit approvals
- Emission credit selling allowed
- Agreement filed under Illinois State Implementation Plan of CAIR

Provides reasonable certainty of amount & timing of emission reductions through 2018

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EMG – Environmental Compliance

MWG Compliance Plan

• Phase 1 – Reduction of Mercury Emissions

Installation of Activated Carbon Injection (ACI) technology by July 2009

Estimated cost approx. $60 million

• Phase 2 – Reduction of NOx Emissions

Installation of primarily Selective Catalytic Reduction (SCR) systems by the end of 2011

Estimated cost approx. $450 million

• Phase 3 – Reduction of SO2 Emissions

Flue Gas Desulfurization (FGD) technology

Estimated cost $2.2 – $2.9 billion

• Shutdown of Small Units

Waukegan 6 (100 MW) – by end of 2007

Will County 1 & 2 (310 MW) – by end of 2010

Homer City Compliance Plan

PA State Implementation Plan for CAMR and CAIR adopted Homer City will comply with 2010 phase of mercury requirements by installing ACI on Units 1 & 2 Evaluating compliance approaches for 2015 phase

EMG environmental compliance plan allows assessment of market conditions before incurring capital expenditures

Note: Cost estimates are in 2006 dollars.

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EMG – Wind Energy Development Strategy & Portfolio

Wind Energy Development Strategy

Strategic importance to growth plan

Contributes to portfolio diversification

Objective is to attain national scope and leadership scale

Leverages successful wind energy experience to date

Wind energy provides attractive opportunities

Growing RPS requirements and national desire for renewables

Production tax credits

Accelerated depreciation (MACRS) over 5 yrs.

Mainly long-term contracts for output

Wind Project Portfolio & Development Pipeline

Projects1 No. of Projects MW

In-Service 12 471

Under Construction 8 523

Total Projects 20 994

Development Pipeline2 28 2,982

Turbines

Purchased and under option 1,185

Pipeline of about 3,000 MWs under exclusive development agreements Extensive prospect list supports further growth of development pipeline Purchased and option for 1,185 MW of turbines for 2007—2010 delivery

1	Data as of September 30, 2007; turbines purchased or committed to support development pipeline
2	Owned or under exclusive agreements.

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EMG – Thermal Growth Project Opportunities

Natural Gas-Fired Generation

Thermal development (1,000 MW)

Walnut Creek and Sun Valley, CA opportunities (500 MW each) in permitting and engineering stage – SCE and other potential customers Potential acquisitions of assets or portfolios

Will be selective and disciplined

Some regions showing developing capacity markets and higher spark spreads

Assets complement marketing and trading skills

Advanced Fossil-Fuel Technologies

Carson Hydrogen Project (400-450 MW)

Joint Venture with BP at their Carson City refinery –

petroleum coke fuel with 90% CO2 used for enhanced

oil recovery (EOR)

Confirming project economics and CO2 requirements

Other opportunities in early stage development

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Appendix

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What’s New Since Our Last Update

Updated Information

Updated SCE Growth Driver, Rate Base and Capital Investment information reflecting 2009 SCE GRC filing and revised DPV2 project schedule (see pages 13 – 15)

Updated regulatory discussion (see page 20)

EMG Operating Statistics (see page 41- also included in the 3Q07 Financial Teleconference presentation)

SCE Regulatory Update reflecting SCE 2009 GRC filing and preliminary cost of capital decision (see page 42)

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Third Quarter Financial Results

Reconciliation of Core Earnings to Reported Earnings

Core Earnings		3Q 07		3Q 06		Var.
SCE	$	0.80	$	0.74	$	0.06
EMG		0.64		0.62		0.02
EIX Holding Co.		(0.03)		(0.04)		0.01
Core EPS[1]	**$**	**1.41**	**$**	**1.32**	**$**	**0.09**
Non-Core Items						
SCE	$	–	$	0.07	$	(0.07)
EMG		(0.01)		(0.01)		–
Total Non-Core		**(0.01)**		**0.06**		**(0.07)**
Basic EPS	**$**	**1.40**	**$**	**1.38**	**$**	**0.02**
Diluted EPS	**$**	**1.39**	**$**	**1.38**	**$**	**0.01**

Core Earnings Variances

SCE	
Primarily due to higher net revenue associated with the 2006 GRC decision	0.06
EMG	
Midwest Generation Primarily due to lower interest expense from debt repayment in 2Q 07 and higher realized energy margin, partially offset by SFAS #133 impact	0.09
Homer City No change in income 3Q 07 vs. 3Q 06 mainly due to higher realized energy margin offset by SFAS #133 impact	–
Income from Other Projects Primarily from higher income from wind projects	0.03
Corporate Expense and Other Items Primarily higher development costs and other corporate expenses	-0.07
Edison Capital Lower results from leases and infrastructure fund investments	-0.03

Non-Core Variances

SCE Benefit related to generator settlement	-0.07
EMG Discontinued operations	–

[1] See use of Non-GAAP Financial Measures in appendix. The impact of participating securities is included in EIX parent company earnings (loss) and was $(0.02) and $(0.03) per share for the quarter ended September 30, 2007 and 2006, respectively.

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Year-to-Date Financial Results

Reconciliation of Core Earnings to Reported Earnings

Core Earnings	YTD 07	YTD 06	Var.
SCE	$ 1.70	$ 1.58	$ 0.12
EMG	1.41	0.95	0.46
EIX Holding Co.	(0.07)	(0.10)	0.03
Core EPS[1]	**$ 3.04**	**$ 2.43**	**$ 0.61**
Non-Core Items			
SCE	$ 0.10	$ 0.32	$ (0.22)
EMG	(0.45)	(0.04)	(0.41)
Total Non-Core	**(0.35)**	**0.28**	**(0.63)**
Basic EPS	**$ 2.69**	**$ 2.71**	**$ (0.02)**
Diluted EPS	**$ 2.67**	**$ 2.71**	**$ (0.04)**

Note: YTD through September 30.

Core Earnings Variances

SCE	
Primarily due to higher net revenue associated with the 2006 GRC decision and lower income taxes	0.12
EMG	
Midwest Generation Mainly higher realized energy margin (driven by higher generation and higher average realized prices) partially offset by SFAS #133 impact, and lower interest expense	0.34
Homer City Primarily higher realized energy margin (driven by higher generation and higher average realized energy prices), which includes higher capacity revenue resulting from the PJM RPM auction, partially offset by SFAS #133 impact	0.12
Income from Other Projects Higher income from wind and gas-fired projects	0.08
Edison Capital Gains on global infrastructure fund investments and higher interest income	0.04
Corporate Expense and Other Items Higher development costs and other corporate expenses and higher net interest/other expense (Mirant income and gain on sale of 25% interest in San Juan Mesa recorded in 06)	-0.12

Non-Core Variances

SCE YTD 07: $0.10 reflects progress made with the IRS related to the income tax treatment of certain environmental remediation costs; YTD 06: $0.25 relates to the resolution of an outstanding issue involving a portion of revenue collected during 2001 - 2003 related to state income taxes and $0.07 reflects generator settlement.	-0.22
EMG YTD 07 and YTD 06 include ($0.45) and ($0.27) per share for early debt extinguishment charges; $0.01 and $0.26 per share from proceeds from discontinued operations related to Lakeland; and ($0.01) and ($0.03) per share from other discontinued operations, respectively.	-0.41

[1] See use of Non-GAAP Financial Measures in appendix. The impact of participating securities is included in EIX parent company earnings (loss) and was $(0.03) per share for year-to-date September 30, 2007 and 2006.

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EMG—2005-2007E Adjusted EBIDTA

Reconciliation to Net Income ($ Millions) 2005 Actual 2006 Actual 2007 Forecast

Net Income $ 443 $ 432 $ 3541

Add back (Deduct):

Cumulative effect of change in accounting, net of tax 1 (1) ?

Discontinued operations (30) (97) (5)

Income (loss) from continuing operations 414 334 349

Interest expense 435 409 329

Interest income (74) (118) (82)

Income taxes 163 154 127

Depreciation and amortization 147 157 175

EBITDA 1,085 936 898

Production tax credits2 8 17 30

Discrete items:

Loss on lease, asset impairment and other 7 ? ?

Impairment of equity method investment 55 ? ?

Gain on sale of assets ? (22) ?

Loss on early extinguishment of debt 25 146 241

Adjusted EBITDA $ 1,180 $ 1,077 $ 1,169

1	Represents the mid-point of the EMG guidance range.
2	Production tax credits (PTC) are after tax numbers.

Note: EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA includes production tax credits from EMG’s wind projects and excludes amounts from gain on the sale of assets, loss on early extinguishment of debt and leases, and impairment of assets and investments.

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EMG – Liquidity Profile

Available Liquidity

Sources ($ Millions) 12/31/06 9/30/07

EME Revolver $ 473 $ 508 MWG Revolver 495 497 Cash & Short term investments1 2,181 1,517

Total $3,149 $2,522

$1.1 billion of credit facilities between MWG and EME

1 Excludes $73 million and $109 million of cash collateral held by counterparties at 12/31/06 and 9/30/07, respectively.

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EMG – Capital Expenditures

Planned Expenditures1

October 2007 – 2009

Plant/Corporate Capex Plan Environmental Plan Growth Commitments $ Millions

900 450 0

2007 2008 2009

Potential Expenditures (2007 – 2009)

Additional growth opportunities

Additional wind turbines

Balance of plant costs for purchased wind turbines

Potential Expenditures After 2009

Midwest Generation environmental spending plan

Evaluating FGD installation at Homer City

Additional growth opportunities

Total $1,904 Million

1 EME expects to make substantial investments in new projects during the next three years. As of September 30, 2007, EME had a development pipeline of potential wind projects with an estimated installed capacity of approximately 3,000 MW (the development pipeline represents potential projects for which EME either owns the project rights or has exclusive negotiation rights). Completion of these projects is dependent upon a number of items which may include, depending on the project’s status, completion of a power sales agreement, permits, an interconnection agreement or other agreements necessary to start construction. Additional projects may from time to time be added to the development pipeline, and there is no assurance that the projects included in the development pipeline currently or added in the future will lead to the successful completion of a wind project.

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EMG Comparative Operating Statistics

	3Q 07	3Q 06	Var.	%	YTD 07	YTD 06	Var.	%
Midwest Generation								
Generation (in GWh)								
Energy Only contracts	6,298	8,429			17,441	21,167		
Load Requirement Services Contracts	2,115	--			5,728	--		
Total	8,413	8,429	(16)	--	23,169	21,167	2,002	9%
Performance								
Equivalent Availability Rate (EAF)	86.60 %	89.6 %	(3.0) %		78.7 %	80.9 %	(2.2) %	
Forced Outage Rate (EFOR)	8.60 %	7.0 %	1.6 %		7.0 %	5.7 %	1.3 %	
Pricing Information								
Average Realized Energy Price ($/MWh)								
Energy Only Contracts	$ 48.15	$ 50.06	$ (1.91)	-4%	$ 48.73	$ 47.53	$ 1.20	3%
Load Requirement Services Contracts	$ 65.27	$ --	$		$ 63.34	$ --	$	
Average Cost of Fuel ($/MWh)	$ 13.88	$ 14.12	$ (0.24)	-2%	$ 13.40	$ 13.53	$ (0.13)	--
Flat Energy Price - Nihub ($/MWh)	$ 47.02	$ 46.15	$ 0.87	2%	$ 45.40	$ 42.64	$ 2.76	6%
Homer City								
Generation (in Gwh)	3,759	3,664	95	3%	10,211	9,052	1,159	13%
Performance								
Equivalent Availability Rate (EAF)	96.5 %	91.9 %	4.6 %		89.0 %	79.4 %	9.6 %	
Forced Outage Rate (EFOR)	3.5 %	5.8 %	(2.3) %		3.7 %	16.9 %	(13.2) %	
Pricing Information								
Average Realized Energy Price ($/MWh)	$ 51.48	$ 48.04	$ 3.44	7%	$ 54.42	$ 48.26	$ 6.16	13%
Average Cost of Fuel ($/MWh)	$ 22.48	$ 22.92	$ (0.44)	-2%	$ 22.00	$ 23.58	$ (1.58)	-7%
Flat Energy Price - PJM West Hub ($/MWh)	$ 63.34	$ 58.15	$ 5.19	9%	$ 60.27	$ 54.22	$ 6.05	11%
Flat Energy Price - HC Busbar ($/MWh)	$ 50.86	$ 48.51	$ 2.35	5%	$ 50.95	$ 47.67	$ 3.28	7%
Flat Energy Price - Basis (PJM West Hub - HC Busbar)	$ 12.48	$ 9.64	$ 2.84		$ 9.32	$ 6.55	$ 2.77	

Note: YTD through September 30.

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SCE – Regulatory Update

Case Number Date of Filing Status Next Milestone

Edison SmartConnectTM Phase III A. 07-07-026 July 31, 2007 Phases I and II approved Phase III filed Evidentiary hearings February, 2008. expected July 2008

Final Phase III decision

GRC A. 07-11-011 November 19, 2007 GRC Application filed Target final decision – December 8, 2008

Cost of Capital A. 07-05-003 May 8, 2007 SCE proposed 11.8% ROCE; 11.4% ROCE approved in proposed ALJ decision Final decision expected December 2007

Tehachapi Transmission I. 05-09-005 D. 04-06-010 November, 2000 Segments 1-3 are in construction, Segments 4-11 application filed June 2007 Proposed pre-hearing conference March 2008

DPV 2 – Transmission ACC: L-00000A- 029500130 April, 2005 (with CPUC) ACC has denied approval of application (May). SCE filed an appeal in August Evaluating options for the project

FERC Transmission Incentives Filing EL07-62-000 May 18, incentives; provides for a 1.25% ROE adder to — DPV2 and Tehachapi transmission, a 0.75% 2007 ROE adder to Rancho Vista substation, and a FERC approved transmission investment 0.5% ROE increase for overall FERC- jurisdictional transmission investment

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Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and EPS by principal operating subsidiary internally for financial planning and for analysis of performance. We also use core earnings and EPS by principal operating subsidiary as primary performance measurements when communicating with analysts and investors regarding our earnings results and outlook, as it allows us to more accurately compare the company’s ongoing performance across periods. Core earnings exclude discontinued operations and other non-core items and are reconciled to basic earnings per common share.

EPS by principal operating subsidiary is based on the principal operating subsidiary net income and Edison International’s weighted average outstanding common shares. The impact of participating securities (vested stock options that earn dividend equivalents that may participate in undistributed earnings with common stock) for each principal operating subsidiary is not material to each principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which we refer to as EIX parent company. EPS and core EPS by principal operating subsidiary are reconciled to basic earnings per common share.

A reconciliation of Non-GAAP information to GAAP information, including the impact of participating securities, is included either on the slide where the information appears or on another slide referenced in the presentation.

November 23, 2007 43 EDISON INTERNATIONAL®